UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 17, 2015

EXPEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37429	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 108th Avenue NE, Bellevue, Washington 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 679-7200
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 17, 2015, Expedia, Inc., a Delaware corporation (“Expedia”), Xeta, Inc., an indirect wholly owned subsidiary of Expedia (“Merger Sub”), and Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz”), completed the previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 12, 2015 (the “Merger Agreement”), by and among Expedia, Merger Sub and Orbitz. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Orbitz, with Orbitz continuing as the surviving entity and as an indirect wholly owned subsidiary of Expedia.

At the effective time of the Merger, each share of Orbitz’s common stock, par value $0.01 per share (the “Orbitz Common Stock”), other than shares of Orbitz Common Stock held by Orbitz as treasury stock or owned by any wholly owned subsidiary of Orbitz or by Expedia, Merger Sub or any of their wholly owned subsidiaries, was cancelled and converted into the right to receive $12.00 in cash.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Expedia’s Current Report on Form 8-K filed with the SEC on February 13, 2015 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 17, 2015, Expedia issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Executive Vice President, General Counsel and Secretary

Dated:	September 17, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 17, 2015